UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2018

Safety, Income & Growth Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38122	30-0971238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 930-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 9, 2018, Safety, Income & Growth Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders in New York, New York for the purpose of: (i) electing five directors to hold office until the 2019 annual meeting of stockholders and (ii) ratifying the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2018. The final voting results for each of the proposals submitted to a vote of stockholders at the annual meeting are set forth below.

Proposal 1. Election of Directors: At the annual meeting, five directors were elected for terms continuing until the 2019 annual meeting of stockholders. For each nominee, the numbers of votes cast for, votes withheld and broker non-votes were as follows:

Name of Nominees	For	Withheld	Broker Non-Votes
Jay Sugarman	16,511,216	209,760	1,333,373
Dean S. Adler	16,246,609	474,367	1,333,373
Robin Josephs	16,556,300	164,676	1,333,373
Jay S. Nydick	16,691,422	29,554	1,333,373
Stefan M. Selig	16,689,980	30,996	1,333,373

Proposal 2. Ratification of Independent Registered Public Accounting Firm: At the annual meeting, the stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The number of votes cast for and against the ratification of the selection of independent registered public accounting firm and the number of abstentions were as follows:

For	Against	Abstentions
18,042,660	6,098	5,591

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY, INCOME & GROWTH INC.

By:	/s/ JAY SUGARMAN
	Name:	Jay Sugarman
	Title:	Chief Executive Officer

May 11, 2018

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